Exhibit 99.1


                      AMERICAN MORTGAGE ACCEPTANCE COMPANY

                AMENDED AND RESTATED INCENTIVE SHARE OPTION PLAN



1.    Purpose
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      The purpose of this plan (the "Plan") is to permit American Mortgage Acceptance Company, a Massachusetts business trust (the "Company") and its subsidiaries and its advisor, Related AMI Associates, Inc., and any successor advisor (the "Advisor") to attract and retain qualified persons as trustees, officers and employees and to incentives and more closely align the financial interests of the Advisor with the interests of the Company's shareholders by providing the Advisor with a substantial financial interest in the Company's success.

      Reference is made to the consent solicitation statement (the "Solicitation Statement") dated February 11, 1999, with respect to proposals to make certain amendments to the Company's Declaration of Trust and to adopt the Plan as set forth therein. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Solicitation Statement.

      The Plan was amended and restated as set forth herein pursuant to the Unanimous Written Consent of the Board of Trustees of the Company dated April 10, 2003.

2.    Types of Plan Benefits and Administration
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      (a) Types of Awards. Under the Plan, the Company may in its sole discretion (subject to the terms of the Company's Second Amended and Restated Declaration of Trust, as amended from time to time), grant with respect to the Company's shares of beneficial interest, par value $.01 per share ("Shares") options ("Options") to the trustees, officers, and employees of the Company or any of its subsidiaries (a "Subsidiary") and directors, officers and employees of the Advisor or any affiliate of the Advisor (the "Participants"), as authorized by action of the Board of Trustees of the Company (or a committee designated by the Board of Trustees). As used in the Plan, an "Award" shall mean an Option and an "Award Owner" shall mean the owner of an Option. Options granted pursuant to the Plan to Participants who are employees of the Company (or a Subsidiary) may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory options ("Non-Statutory Stock Options"), which are not intended to or do not meet the requirements of Code Section 422. Options granted to Participants who are not employees of the Company or a Subsidiary shall be only Non-Statutory Stock Options.

      (b) Administration. The Plan will be administered by a committee of the Board of Trustees of the Company which shall be comprised solely of two or more independent trustees and, if required for compliance with Section 16 of the Securities Exchange Act of

      1934 (the "Exchange Act"), each of whom is a "non-employee trustee" and, if required for compliance with Section 162(m) of the Code, each of whom is an "outside director" within the meaning of such section (the "Committee"). For purposes of the Plan, a person shall be deemed to be a "non-employee trustee" only if such person would qualify as a "non-employee director" within the meaning of Rule 16b-3 of the Securities and Exchange Commission (the "SEC"). The Committee's construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. Subject to Section 6(a), the Committee may in its sole discretion grant Options to purchase Shares to Participants and authorize the issuance of Shares upon exercise of such Options, as provided in the Plan. The Committee shall have authority, subject to the express provisions of the Plan, to construe the respective Award and Award Agreements (as hereinafter defined) and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements, which need not be identical; to advance the lapse of any waiting or installment periods and exercise dates and to make all other determinations in the sole judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and such determination shall be in the sole and final judgement of the Committee. No trustee, including any trustee who is a Committee member, shall be liable for any action or determination taken or made under or with respect to the Plan or any Award in good faith.

3.    Eligibility
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      (a)  Generally.  Except as provided in paragraph (b) of this Section 3 and
      Section 6(a) hereof, Awards shall be granted only to the Participants selected by the Committee who are, at the time of grant, trustees, officers or employees of the Company or a Subsidiary or officers or employees of the Manager. A Participant who has been granted an Award may, if he or she is otherwise eligible, be granted one or more additional Awards if the Committee shall so determine.

      (b) Incentive Stock Options. No person shall be granted any Incentive Stock Option under the Plan unless, at the time such Option is granted, such person is an employee of the Company or any Subsidiary, and such person does not own, directly or indirectly, Shares of the Company possessing more than 10% of the total combined voting power of all classes of equity securities of the Company or of any Subsidiary (unless the requirements of Section 6(g)(i) are satisfied).

4.    Shares Subject to Plan
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      Subject to adjustment as provided in Sections 13 and 14 below, the maximum number of Shares that may be issued and sold pursuant to Options granted under the Plan is ten (10%) percent of the number of Shares issued and outstanding on the date the Proposals are approved.

      The Company shall reserve for issuance, for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined, from time to time, by the Committee. If Options granted under the Plan shall expire or terminate for any reason without having been exercised in full, the Shares subject to the unexercised portions of such Options shall again be available for subsequent Award grants under the Plan. Shares issuable upon exercise of Options shall be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Committee.

5.    Form of Award Agreements
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      As a condition to the grant of an Option under the Plan, each recipient of an Option shall execute an Award agreement ("Award Agreement"), substantially in the form authorized by the Board of Trustees of the Company or in such other form not inconsistent with the Plan as shall be specified by the Committee at the time such Option is granted.

6.    Discretionary Grants of Awards to Participants
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      (a) Initial Restriction on Grant. The Compensation Committee may not grant any options until six months after the Shares have been listed on the American Stock Exchange.

      (b) Share Limitation. Subject to the limitation set forth in Section 4, if the Company's distributions per Share from cash available for distributions ("CAD") in the immediately preceding calendar year exceed $1.45 per Share, the Committee will have the authority to issue Options to purchase, in the aggregate, that number of Shares which is equal to three (3%) percent of the Shares outstanding as of December 31 of the immediately preceding calendar year. If the Committee does not grant the maximum number of Options in any year, the excess of the number of authorized Options which the Committee could have granted over the number of Options actually granted in such year will be added to the number of Options which the Committee is authorized to grant in the next succeeding year and will be available for grant to Participants by the Committee in such succeeding year. "CAD" shall mean cash available for distribution, which shall consist of the Company's net income (as determined pursuant to GAAP) adjusted for certain non-cash charges (as determined pursuant to
      GAAP).

      (c) Purchase Price. The purchase price per Share issuable upon the exercise of an Option granted pursuant to this Section 6 shall be the Fair Value (as defined in Section 16 hereof) on the date that such Option is granted. Notwithstanding anything to the contrary contained herein, in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Value of such stock at the date of grant of such Option, nor less than 110% of the Fair Value in the case of Options described in Section 6(g)(i).

      (d) Exercise Period. Each discretionary Award to a Participant shall expire on such date as the Committee shall determine, but in no event after the expiration of ten (10) years from the date on which such Award is granted, and in all cases each Award shall be subject to earlier termination as provided in the Plan or in any Award Agreement.

      (e) Vesting of Awards. An Award granted to a Participant may be exercised, and payment shall be made upon exercise of such Award, only to the extent that such Award has vested. Awards shall vest in accordance with the schedule or terms set forth in the Award Agreement executed by the Award Owner and a duly authorized Trustee or officer of the Company. The Committee may accelerate the vesting of any Option granted pursuant to this Section 6.

      (f) Effect of Termination of Service. Upon termination of service of a Participant, all Awards to such Participant to the extent not vested shall be forfeited. No Award may be exercised unless, at the time of such exercise, the Participant is, and continuously since the date of grant of his or her Award has been, engaged by the Company, a Subsidiary or the Manager, as the case may be, except that if and to the extent the Award agreement or instrument so provides:

            (i) if the Participant ceases to be engaged by the Company, a Subsidiary or the Manager, as the case may be, for any reason other than death or disability or a discharge for "cause" (as defined in (iv) below), the right to exercise the Award, to the extent vested, shall terminate three (3) months after such cessation (or within such other period as may be specified in the Award Agreement or instrument);

            (ii) if the Participant dies while engaged by the Company or Subsidiary or the Manager or within three (3) months after the Participant ceases to be so engaged, the Awards may be exercised by the administrator of the Participant's estate, or by the person to whom the Options are transferred by will or the laws of descent and distribution, to the extent vested, within the period of one (1) year after the date of death (or within such other period as may be specified in the Award Agreement or instrument);

            (iii) if the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code) while engaged by the Company or Subsidiary or the Manager, the Awards may be exercised, to the extent vested, within the period of one (1) year after the date the Participant ceases to be engaged by the Company or Subsidiary or the Manager because of such disability, or within such other period as may be specified in the Award Agreement; and

            (iv) if the Participant, prior to the expiration date of an Award ceases his or her services with the Company or Subsidiary or the Manager, as the case may be, because he or she is discharged for "cause" (as defined below), the right to exercise an Option shall terminate immediately upon such cessation of such services. "Cause" shall mean: willful misconduct in connection with the Participant's performance of services for the Company or Subsidiary or the Manager's willful failure to perform his or her services in the best interest of the Company or Subsidiary or the Manager, as the case may be, as determined by the Committee, which determination shall be conclusive; provided, however, that in no event may any Award be exercised after the expiration date of the Award. Any Award or portion thereof that is not exercised during the applicable time period specified above (or any shorter period specified in the Award Agreement or instrument) shall be deemed terminated at the end of the applicable time period for purposes of Section 4 hereof.

      (g) Incentive Stock Options. Options granted under the Plan that are intended to be Incentive Stock Options shall be specifically designated as intending to be Incentive Stock Options and shall be subject to the following additional terms and conditions:

            (i) 10% Shareholder. If any Participant to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such Option, the owner of equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company or any Subsidiary, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual: (x) the exercise price per Share subject to such Incentive Stock Option shall not be less than 110% of the Fair Value (as defined in Section 16) of one Share at the time of grant; and (y) the option exercise period shall not exceed five years from the date of grant.

            (ii) Dollar Limitation. Shares of the Company that are acquired pursuant to the exercise of an Incentive Stock Option granted to a Participant under the Plan shall be deemed to be acquired pursuant to the exercise of an Incentive Stock Option under Code Section 422, only to the extent that the aggregate Fair Value (determined as of the respective date or dates of grant) of the Shares with respect to which such Incentive Stock Option, and all other Incentive Stock Options that are granted to such Participant under the Plan (and under any other incentive stock option plans of the Company or any Subsidiary), are exercisable for the first time by such Participant in any one calendar year, does not exceed $100,000. To effectuate the provisions of this Section 6(g), the Committee may designate the Shares that are treated as acquired pursuant to the exercise of an Incentive Stock Option by issuing a separate certificate for such Shares and identifying such certificates as Incentive Stock Option stock in its stock transfer records.

            (iii) If a Participant  makes a  disposition,  within the meaning of
      Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such share or shares to the Participant pursuant to such exercise, the Participant shall, within ten
      (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

      Except as modified by the preceding provisions of this Section 6(g), all the provisions of the Plan applicable to Options shall be applicable to Incentive Stock Options granted hereunder.

7.    Method of Exercise
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      An Award Owner may exercise an Option granted pursuant to the Plan by delivering to the Company at its main office written notice of exercise, which notice shall specify the number of Shares with respect to which the Option is being exercised, together with payment of the purchase price in exchange for the Company's issuance and delivery of certificates therefor. The purchase price for any Shares pursuant to the exercise of an Option shall be paid in full upon such exercise by any one or a combination of the following: (i) cash (by check), (ii) transferring fully paid Shares to the Company with a Fair Value equal to the aggregate purchase price, or (iii) by cash payments in installments or pursuant to a full recourse promissory note, in either case, upon such terms as the Committee deems appropriate. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Option or at any later date (up to and including the date of exercise) the form of payment acceptable in respect of the exercise of such Option. The written notice pursuant to this Section 7 may also provide instructions to the Company that upon receipt of the purchase price in cash from the Award Owner's broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Award Owner shall deliver the related Award Agreement to the designated representative of the Company who shall endorse thereon a notation of such exercise and return such agreement to the Award Owner. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

8.    Transferability of Awards
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      No Award granted under the Plan shall be assignable or transferable by the Participant to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the Participant, the Award shall be exercisable only by or on behalf of such person. Notwithstanding the foregoing and provided the Award Owner receives no consideration, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferable to (i) a member of the Award Owner's "immediate family," a trust established by an Award Owner for the benefit of one or more members of such Award Owner's "immediate family" or a partnership in which such "immediate family" members are the only partners or (ii) selected other persons on terms and conditions as determined by the Committee at the time of such transfer. The term "immediate family" shall have the meaning of such term in Rule 16a-1 of the SEC.;

9.    General Restrictions
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      (a) Award Owner Representations. The Company may require a person to whom an Award is granted, as a condition of exercising such Award, to:

            (i) give such written assurances, in substance and form satisfactory to the Company, as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, including, without limitation, that such person is acquiring the Share subject to the Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same; and

            (ii) grant to the Company the right, which shall be for a price equal to the Fair Value for such Shares and upon such other terms as the Committee, in its sole discretion, prescribes, to repurchase from the Award Owner any or all Shares acquired by such Award Owner through the exercise of an Award which such Award Owner may at any time desire to sell, transfer or otherwise dispose of.

      Certificates representing Shares issued upon exercise of the Award shall bear such legends as are deemed appropriate by legal counsel to the Company, unless the Award Owner provides a written opinion of legal counsel, satisfactory to the Company, that any such legend is not required.

      (b) Compliance With Securities Laws.

            (i) Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of such Award or the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with the grant or exercise of such Award or the issuance or purchase of Shares thereunder, such Award shall not be effective or may not be accepted or exercised in whole or in part (as applicable) unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval.

            (ii) The Company shall provide each Award Owner with such information, statements, discussions and analyses with respect to the Company in such manner and at such times as may be required under state or federal securities laws.

10.   Rights as a Shareholder
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      The Award Owner shall have no rights as a shareholder with respect to any Shares covered by the Award until the date upon which the share certificates are issued to him or her for such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for cash dividends or other distributions or rights for which the record date is prior to the date on which such share certificate is issued.

11.   Recapitalization
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      In the event that the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan and in the number, kind, and per share exercise price, of shares subject to unexercised Options or portions thereof granted prior to such adjustment. Any such adjustment to an outstanding Option shall be made without change in the total price applicable to the unexercised portion of such Option as of the date of the adjustment. No such adjustment shall be made with respect to an Incentive Stock Option that would, within the meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option.

12.   Reorganization
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      In the event that:

            (i) the Company is merged or consolidated with another entity or person other than an Affiliate, and the Company is not a surviving entity, or

            (ii) all or substantially all of the assets or more than 20% of the outstanding equity securities of the Company entitled to vote for trustees is acquired by any other entity or person other than an Affiliate or an entity or person or any Affiliate thereof owning 5% or more of the outstanding voting stock of the Company or

            (iii) there is a reorganization or liquidation of the Company,

      the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding Awards, either (x) in the case of a merger, consolidation or reorganization of the Company, make appropriate provision for the protection of any such outstanding Awards by the substitution on an equivalent basis of appropriate shares or other securities of the Company, or of the merged, consolidated or otherwise reorganized corporation that will be issuable in respect of the Shares (provided that no additional benefits shall be conferred upon Award Owners as a result of such substitution), or (y) upon written notice to the Award Owners, provide that all unexercised Awards must be exercised within a specified number of days of the date of such notice or the unexercised Awards will be terminated, or (z) upon written notice to the Award Owners, provide that all unexercised Awards shall be purchased by the Company or its successor within a specified number of days of the date of such notice at a price equal to the value the Award Owners would have received if they then exercised all their Awards and immediately received full payment in respect of such exercise, as determined in good faith by the Committee.

      Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, in the event of a reorganization or other event described above which is also intended to constitute a Pooling Transaction (as defined herein), the Committee shall take such actions, if any, which are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (i) deferring the vesting, exercise, payment or settlement with respect to any Option, (ii) providing that the payment or settlement in respect of any Option be made in the form of cash, Shares or securities of a successor or acquirer of the Company, or a combination of the foregoing and (iii) providing for the extension of the term of any Option to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option. For purposes of this Plan, "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

13.   No Special Rights
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      Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Award Owner any right with respect to the continuation of his or her service with the Company or Subsidiary or Manager, or interfere in any way with the right of the Company, (or any Subsidiary), or the Manager, as the case may be, subject to the terms of any separate agreement to the contrary, at any time to terminate such service or to increase or decrease the compensation of the Award Owner from the Rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination or cessation of services for purposes of this Plan shall be determined by the Committee.

14.   No Special Trustee Rights
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      Nothing contained in the Plan or in any Award granted under the Plan shall constitute evidence of any agreement or understanding, express or implied, that a trustee has a right to continue as a trustee for any period of time.

15.   Other Employee Benefits
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      The amount of any income deemed to be received by an Award Owner as a result of the exercise of an Award or the sale of Shares received upon such exercise will not constitute "compensation" or "earnings" with respect to which any other benefits of such person are determined by the Company, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

16.   Definitions
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      (a) Affiliate. The term "Affiliate" shall mean a corporation or other entity or person which, at the time of reference, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

      (b) Fair Value. The term "Fair Value" of a Share shall mean (i) if the Shares are traded on a national securities exchange, the closing price for such Shares on the day immediately preceding the date of determination or if there is no closing price on such date, the last preceding closing price, (ii) if the Shares are not traded on a national securities exchange, the mean of the high bid and ask quotes of such Shares as reported in the NASDAQ/NMS reports or the National Quotation Bureau Inc.'s pink sheets or in the NASD Bulletin Board on the day immediately preceding the date of determination or if there were no high bid and ask quotes on such date, the last preceding day that there were, and (iii) if neither
      (i) or (ii) are applicable, as determined in good faith by the Committee.

      (c) Rule 16b-3. The term "Rule 16b-3" shall mean Rule 16b-3 of the SEC (or any successor rule).

      (d) Subsidiary. The term "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the grant of the

      Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

17.   Amendment of the Plan
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      (a) The Board of Trustees may at any time and from time to time modify or amend the Plan in any respect, provided that, the Board of Trustees shall not modify or amend the Plan without the approval of the shareholders of the Company if such approval were required or desired for compliance with
      (i) an exemption afforded by Rule 16b-3 or (ii) Section 422 of the Code. The termination or any modification or amendment of the Plan shall not, without the consent of an Award Owner, affect his or her rights under an Award previously granted to him or her. With the consent of the Award Owners affected, the Committee may amend outstanding Award agreements in a manner not inconsistent with the Plan.

      (b) Notwithstanding the provisions of Section 17(a), the Board of Trustees shall have the right, but not the obligation, without the consent of the Company's shareholders, to (i) amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise), as may be afforded incentive stock options under Section 422 of the Code; and (ii) amend or modify the terms and provisions of the Plan and of any outstanding Award granted under the Plan to the extent necessary to comply with any securities law to which, in the opinion of counsel to the Company, the Plan or Award is subject.

18.   Withholding
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      At such times as an Award Owner recognizes taxable income in connection with the receipt of Shares hereunder (a "Taxable Event"), the Award Owner shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Committee may, in its discretion and subject to compliance with applicable securities laws and regulations, withhold Shares having an aggregate Fair Value on the date preceding the date of such issuance equal to the Withholding Taxes.

19.   Effective Date and Duration of the Plan
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      (a) Effective Date. The Plan shall become effective when adopted by the Board of Trustees, but no award granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders within twelve months before or after the date of such adoption. If such shareholder approval is not obtained within such period, any Award previously granted under the Plan shall terminate and no further Awards shall be granted. Subject to this limitation, Awards may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

      (b) Termination. The Plan shall terminate upon the earlier of (i) April 5, 2009, or (ii) the date on which all Shares available for issuance under the Plan shall have been issued pursuant to the exercise of Awards granted under the Plan. If the date of termination is determined under (i) above, then Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Awards.

20.   Governing Law
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      The Plan and all Award agreements issued hereunder shall be governed by the laws of the State of Massachusetts.

21.   Expenses of Administration
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      All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.